UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Coda Octopus Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware 34-200-8348
(State of incorporation or organization) (I.R.S. Employer Identification No.)

164 West 25th Street, 6th Floor
New York, NY 10001
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.

This form relates to the registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, of shares of Common Stock (the "Common Stock") of Coda Octopus Group, Inc. (the “Company”), a Delaware corporation.

The Company hereby incorporates by reference into this document the disclosures relating to the Common Stock under the caption “Description of Securities” contained in the Company’s Registration Statement on Form SB-2 (No. 333-143144) that was declared effective on September 10, 2007.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation *

3.1( a )	Certificate of Designation Series A Preferred Stock *

3.1( b )	Certificate of Amendment to Certificate of Designation Series A Preferred Stock *

3.1( c )	Certificate of Designation Series B Preferred Stock*

3.2	By-Laws *

4.1	Form of Warrant *

* Incorporated by reference to Registrant's Registration Statement on Form SB-2 (No. 333-143144)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CODA OCTOPUS GROUP, INC.

Dated: September 17, 2007	By:	/s/ Jason Reid
Jason Reid President